Exhibit 10.10

Loan Agreement

757

between

BAUSCH HEALTH COMPANIES INC.

as Lender

and

BAUSCH + LOMB CORPORATION

as Borrower

This Loan Agreement (this “Agreement”) is dated as of the Effective Date (as defined below), between BAUSCH HEALTH COMPANIES INC. (“Lender”), a corporation continued under the laws of the Province of British Columbia and BAUSCH + LOMB CORPORATION (“Borrower”), a corporation organized under the laws of Canada, having its principal office at 520 Applewood Crescent, Vaughan, Ontario L4K 4B4, Canada

WHEREAS:

(A)

Borrower and Lender are party to a certain transfer agreement (the “Netherlands Transfer Agreement”), dated of even date herewith, pursuant to which Lender agreed to transfer and sell to Borrower the Asset (as defined below), with the purchase price for such Asset to be partially satisfied by the Borrower and the Lender entering into this loan agreement pursuant to which the Borrower will promise to pay to the Lender US$2,200,000,000 (the whole subject to adjustment pursuant to the terms of the Netherlands Transfer Agreement).

(B)

In partial consideration for the purchase of the Asset, the Borrower and the Lender desire to enter into this loan agreement pursuant to which the Borrower will promise to pay to the Lender US$2,200,000,000 (the whole subject to adjustment pursuant to the terms of the Netherlands Transfer Agreement).

(C)	Lender is party to master intercompany note, dated as of September 29, 2018, as amended and supplemented from time to time referred to in Section 6.01(b) of the Senior Secured Credit Facilities.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. As used herein, capitalized terms have the respective meanings set forth below or set forth in the Section defining such terms:

“Asset” shall mean all of Lender’s ownership interest in 26,300,000 common shares, representing 100% of the issued and outstanding share capital of Bausch + Lomb Netherlands B.V.

“BHC” or “Lender” shall mean Bausch Health Companies Inc.

“Business Day” shall mean any day except a Saturday and Sunday or any other day on which commercial banks in New York, NY and Toronto, Ontario are authorized by law to close.

“Effective Date” shall mean the date set forth as such in Appendix I hereto.

“Event of Default” shall mean the occurrence of any of the events listed in Section 6.

“Interest Payment Date” shall be as set forth in Appendix I hereto.

“Interest Rate” shall be as set forth in Appendix I hereto.

“Loan” shall have the meaning provided in Section 2.1.

“Loan Amount” shall have the meaning as set forth in Appendix I hereto.

“Loan Currency” shall have the meaning as set forth in Appendix I hereto.

“Loan Purpose” shall have the meaning as set forth in Appendix I hereto.

“Maturity Date” shall mean the date set forth as such in Appendix I hereto; provided that if such date is not a Business Day, then the Maturity Date shall be the first Business Day thereafter.

“Notice” shall have the meaning provided in Section 7.7.

“Senior Secured Credit Facilities ” shall mean the Fourth Amended and Restated Credit and Guaranty Agreement dated as of June 1, 2018, among Bausch Health Companies Inc. (f/k/a Valeant Pharmaceuticals International, Inc.), Bausch Health Americas, Inc. (f/k/a Valeant Pharmaceuticals International), certain subsidiaries of Bausch Health Companies Inc. as guarantors, each of the financial institutions named therein as lenders and issuing banks and Barclays Bank PLC, as Administrative Agent, as amended, supplemented, modified or refinanced or replaced, from time to time.

“Transfer Agreement” shall have the meaning provided in Recital (A).

1.2	Construction. Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Lender” and “Borrower” shall be construed so as to include their successors, permitted assignees and permitted transferees;

(ii)

a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing; and

(iii)	a provision of law is a reference to that provision as amended or re-enacted.

1.3	Loan Currency. The currency for the Loan shall be the Loan Currency.

2.	AMOUNT AND TERMS OF LOAN

2.1

Amount of Loan. On the Effective Date (or such later date as agreed to by the Lender and Borrower), subject to Section 3, and in consideration for the purchase of the Asset pursuant to the Master Transfer Agreement Borrower hereby promises to pay to the Lender, the Loan Amount (the “Loan”) as set forth on Appendix I hereto, in immediately available funds as directed by Borrower, on the terms set out in this Agreement; provided that Lender and Borrower may agree to adjust the Loan Amount as set forth in the Loan Purpose.

2.2

Maturity of Loan. Without prejudice to Section 2.4, the amount outstanding under the Loan and all accrued and unpaid interest thereon shall be due and payable in full by Borrower on the Maturity Date as set forth on Appendix I hereto, or, at the election of Lender, upon the occurrence of an Event of Default. Borrower’s obligation to repay the Loan shall be evidenced by this Agreement.

2.3

Payments. Except as otherwise agreed by Borrower and Lender from time to time, all payments by Borrower hereunder shall be made in the Loan Currency by 2:00 PM (New York City time) to a bank account of Lender as Lender may from time to time specify by written notice to Borrower. Subject to Section 7.1, all payments shall be made without deduction, set-off or counterclaim.

2.4

Prepayment of Loan. Borrower, at its option, may on any Business Day upon notice of not less than one (1) Business Day, prepay the unpaid principal amount of the Loan, in whole or in part, together with all interest accrued on the portion so prepaid up to and including the date of prepayment, without premium or penalty. Such notice period may be waived by the Lender.

2.5

Interest. Interest shall accrue on the outstanding principal balance of the Loan and on accrued interest that is not paid on the applicable Interest Payment Date (if any) at a rate equal to the Interest Rate as set forth in Appendix I hereto, and shall be payable on the Interest Payment Dates as set forth in Appendix I hereto with the final interest payment due on the Maturity Date and, with respect to prepayment, on the date of such prepayment. At the election of the Lender, Borrower shall pay interest on any overdue amounts owed or owing or accruing after an Event of Default occurs under Section 6, in each case, at the Interest Rate plus 2.0% payable on demand.

2.6

Schedule. The Loan and payments by Borrower shall be duly recorded in a schedule. Any dispute as to the validity and accuracy of the schedule shall be resolved by evidence of actual transfers of said amounts, or portions thereof, between Lender and Borrower.

3.	CONDITIONS TO LOAN

3.1	Conditions Precedent.

(a)	None

4.	REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties on the date hereof:

4.1

Status. Borrower (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction and (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

4.2	Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Borrower.

4.3

No Conflict. The execution, delivery and performance by Borrower of this Agreement do not and will not (a) violate (i) any material provision of any applicable law, (ii) any of the organizational documents of Borrower, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower, except with respect to clauses (i) and (iii) to the extent that such violations could not reasonably be expected to have a material adverse effect on Borrower, or (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower except to the extent that such conflict, breach or default could not reasonably be expected to have a material adverse effect on Borrower.

4.4

Binding Obligation. This Agreement has been duly executed and delivered by Borrower and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.	COVENANTS OF BORROWER

5.1

No Fundamental Changes to Borrower. Other than as permitted (or not restricted) under the Senior Secured Credit Facilities, Borrower shall not directly or indirectly merge, consolidate, amalgamate or liquidate itself with any related or unrelated person or entity.

5.2

No Asset Dispositions. Other than as permitted (or not restricted) under the Senior Secured Credit Facilities, Borrower shall not directly or indirectly convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business assets to any related or unrelated person or entity without the written consent of Lender, other than any conveyance, sale, lease, transfer or other disposition to BHC or any of its “restricted” subsidiaries.

5.3

Other Borrowing. Other than as permitted (or not restricted) under the Senior Secured Credit Facilities, (a) except for borrowings in the ordinary course of business, Borrower will not borrow money or pledge assets, without the written consent of Lender (other than any pledge to secure the “Obligations” under the Senior Secured Credit Facilities), and (b) except for transactions in the ordinary course of business, Borrower will not guarantee, assume, or become liable on the obligation of a related or unrelated party without the written consent of Lender.

5.4

Notice of Event of Default or Litigation. Promptly, and in any event within one Business Day after an officer of Borrower obtains actual knowledge thereof, Borrower shall provide notice of (i) the occurrence of any event which constitutes an Event of Default, which notice shall specify the nature and period of existence thereof and what action Borrower proposes to take with respect thereto, and (ii) any litigation or proceeding pending or threatened against Borrower which has had (unless same has ceased to exist in all respects), or would reasonably be expected to have, a material adverse effect on Borrower.

6.	EVENTS OF DEFAULT

6.1	Events of Default. If any one or more of the following conditions or events occurs:

(i)

(a) the filing of a petition for insolvency of Borrower which, in the case of an involuntary petition, has not been dismissed within sixty (60) days; (b) liquidation or compromise with creditors of Borrower; or (c) an attachment maintained for at least two (2) months in respect of substantial debts of Borrower;

(ii)

Borrower becomes insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors;

(iii)

Borrower fails to pay any amount due by it under this Agreement on the dates and in the manner provided herein after having been notified thereof in writing, and has not remedied such failure within two weeks after the date of such notification; provided, that, if Borrower fails to pay interest on an Interest Payment Date then such accrued but unpaid interest shall continue to accrue hereunder subject to the terms of Section 2.5;

(iv)

it shall become unlawful for Lender or Borrower to maintain the Loan or perform any other of its respective obligations hereunder, or if this Agreement shall cease to be effective and enforceable in accordance with its terms; or

(v)	Borrower breaches a covenant contained in Section 5, which, in the case of Section 5.4, has not been remedied within thirty (30) days,

then, (a) upon the occurrence of an Event of Default described in Section 6.1(i)(a), automatically and (b) upon the occurrence and during the continuance of any other Event of Default, upon notice to Borrower by Lender, the unpaid principal amount of the accrued interest on the Loan and all other amounts payable hereunder shall be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.

7.	MISCELLANEOUS PROVISIONS

7.1

Tax Matters. If Borrower is required by any law or regulation to make any deduction or withholding, on account of tax or otherwise, from any payment to Lender under this Agreement, Borrower shall deduct or withhold such amount from such payment, remit the amount to the relevant tax authority and furnish Lender within thirty (30) days with a copy of any official receipt or receipts issued by such tax authority evidencing such payment together with such other documentation as Lender may reasonably request. Borrower will provide Lender with reasonable assistance to enable Lender to recover such taxes as permitted by law.

The parties shall cooperate and produce on a timely basis any tax forms or reports reasonably requested by the other party in connection with any payment made by Borrower to Lender under this Agreement. To the extent that any deduction or withholding applies to any payments made under this Agreement and the obligation on Borrower to deduct or withhold can be relieved (or the obligation to deduct or withhold can be reduced to a lesser amount) on an application for relief by Borrower or Lender, Borrower shall at Lender’s request, as soon as is reasonably practicable, make such application (including, but not limited to, seeking relief under any applicable double taxation treaty or convention), to enable it to pay amounts under this Agreement without any deduction or withholding (or to pay amounts at a reduced rate of deduction or withholding). Each party shall provide reasonable cooperation to the other party, at the other party’s expense, in connection with any official or unofficial tax audit or contest relating to payments made by Borrower to Lender under this Agreement.

7.2

Assignment. (i) Borrower may not assign, in whole or in part, any of its rights, obligations and/or benefits arising from, or in connection with, this Agreement without the prior written consent from Lender; and (ii) Lender may assign this Agreement, or any of its rights, obligations and/or benefits arising from, or in connection with, this Agreement on notice to Borrower (each an “Assignment”); provided, however, that an Assignment of any rights, obligations and/or benefits arising from, or in connection with, this Agreement shall only be permitted (i) to BHC or any of its “restricted” subsidiaries or (ii) as security for the obligations outstanding under the Senior Secured Credit Facilities or other senior secured corporate debt of BHC and/or its subsidiaries; provided, further, that the value of any such Assignment shall be limited to the principal amount of this Loan plus any accrued and unpaid interest up to, but not including the date of such assignment.

7.3	Amendments. Any provision of this Agreement may be amended only if such amendment is in writing and is signed by Borrower and Lender.

7.4

Set-Off. To the extent permitted by law, Lender shall have the right, without prior notice to Borrower, to set-off any amount owed by Lender to Borrower against any amount owed by Borrower to Lender under this Agreement. Lender will promptly notify Borrower after any set-off, but the failure to give notice will not affect the validity of the set-off.

7.5

No Waiver. Any forbearance or failure or delay by Lender in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an authorised officer of Lender. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

7.6

No Usury. Notwithstanding any other provision of this Agreement, no interest owing under this Agreement shall exceed the maximum rate permitted by applicable law. If any amount paid as interest under this Agreement is above the maximum rate permitted by applicable law, such excess amount shall not constitute interest but shall constitute a payment towards the principal amount due. It is the express intent hereof that Borrower not pay and that Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under applicable law.

7.7

Notices. Any demand or other communication (“Notice”) to be given by any party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. Each party shall provide to the other its notice information, including its mailing address, facsimile, email address and the name of its officer to whose attention any Notice should be sent. Any Notice shall be served by sending it by email transmission, fax, courier, or delivering it by hand and in each case marked for the attention of the officer identified by the relevant party (or as otherwise notified from time to time in writing). Any Notice so served by email, fax, courier or hand shall be deemed to have been duly given or made (a) if sent by email or fax, at the time of transmission, or (b) in the case of delivery by courier or hand, when delivered, provided that in each case where delivery by email, fax, courier or by hand occurs after 6 PM on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 AM on the next following Business Day. References to time in this Section are to local time in the country of the addressee. In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.

7.8

Severability. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Agreement, shall not be affected or impaired thereby.

7.9

Illegality. If it becomes unlawful for Lender to give effect to its obligations under this Agreement, it shall notify Borrower in writing and such obligations shall cease and Borrower shall, within such period as may be permitted by the relevant law, repay the Loan together with all interest accrued to the date of repayment and all other monies payable under this Agreement.

7.10

Expenses. If requested by Lender, Borrower agrees to pay or reimburse Lender for all actual and reasonable and documented costs and expenses incurred in connection with the preparation, negotiation, execution, delivery of this Agreement and the consummation and administration of the transactions contemplated hereby, including all attorney costs, and, after the occurrence of an Event of Default, all out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs, incurred by Lender in enforcing any obligations of Borrower under this Agreement or in collecting any payments due from Borrower hereunder.

7.11

Indemnification by Borrower. Borrower shall indemnify and hold harmless Lender and its affiliates, and their respective directors, officers, employees, partners, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of this Agreement, (b) the breach by Borrower of its agreements, obligations, covenants, representations and warranties hereunder, (c) the gross negligence, bad faith or wilful misconduct of Borrower, and (d) any actual or prospective claim, litigation, investigation or proceeding relating to this Agreement, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of or breach of this Agreement by such Indemnitee.

7.12

Subordination. Notwithstanding anything in this Agreement to the contrary, any indebtedness owing from time to time in respect of all loans or advances (including, without limitation, pursuant to guarantees therefor or security therefor) which are owed by Borrower to the Lender hereunder shall be subordinate and junior in right of payment to all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities of Borrower under each of the following indentures, collectively with any indentures governing any future senior notes obligations guaranteed by Borrower: (x) (i) the Indenture, dated as of March 27, 2015, by and among BHC (as successor to VRX Escrow Corp.), the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”); (ii) the Indenture, dated as of October 17, 2017, by and among BHC, the guarantors party thereto, The Bank of New York Mellon (“BNY”) and the notes collateral agents party thereto; (iii) the Indenture, dated as of December 18, 2017, by and among BHC, the guarantors party thereto and BNY; (iv) the Indenture, dated as of March 26, 2018, by and among Bausch Health Americas, Inc., a Delaware corporation (“BHAI”), BHC, the guarantors party thereto and BNY; (v) the Indenture, dated as of June 1, 2018, by and among BHAI, BHC, the guarantors party thereto and BNY; (vi) the Indenture, dated as of March 8, 2019, by and among BHC, the guarantors party thereto and BNY; (vii) the Indenture, dated as of May 23, 2019, by and among BHC, the guarantors party thereto and BNY; (viii) the Indenture, dated as of December 30, 2019, by and among BHC, the guarantors party thereto and BNY; (ix) the Indenture, dated as of May 26, 2020, by and among BHC, the guarantors party thereto and BNY; (x) the Indenture, dated as of December 3, 2020, by and among BHC, the guarantors party thereto and BNY; and (xi) the Indenture, dated as of June 8, 2021, by and among BHC, the guarantors party thereto and BNY (collectively, the “Indenture Obligations”), including, without limitation, where applicable, under Borrower’s guarantee of the Indenture Obligations and (y) the Senior Secured Credit Facility Obligations (and together with the Indenture Obligations, the “Senior Indebtedness”). The further terms of such subordination shall be as set forth in that certain Intercompany Note dated as of September 29, 2018, by and between BHC and its various subsidiaries party thereto, the subordination terms of which are hereby incorporated mutatis mutandis as though set forth herein with respect to all of the Senior Obligations. To the extent the terms of such subordination require turnover to more than one series of Senior Indebtedness, to the extent the Senior Secured Credit Facility remains outstanding, such turnover payments shall be made to the administrative agent thereunder, for application in accordance with any applicable intercreditor arrangements.

7.13

Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and both of which together constitute one agreement. The signatures of both parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

7.14

Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to any conflicts of laws provision thereof).

7.15

CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. BORROWER AND LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

7.16

WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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THIS LOAN AGREEMENT has been duly executed on behalf of the parties hereto as of the Effective Date.

BAUSCH HEALTH COMPANIES INC., as lender

By:	/s/ Jeremy M. Lipshy
Name:	Jeremy M. Lipshy
Title:	Senior Vice President, Tax

BAUSCH + LOMB CORPORATION, as borrower

By:	/s/ William N. Woodfield
Name:	William N. Woodfield
Title:	Senior Vice President, Treasurer